UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1 Oak Park Drive, Bedford, MA	01730

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-271-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Engagement of Laurence Blumberg, MD as Vice President of Business Development

On December 18, 2006, Cambridge Heart, Inc. (the “Company”) entered into a Consulting Agreement with Laurence Blumberg, MD pursuant to which the Company has retained Dr. Blumberg to serve as Vice President of Business Development. The Consulting Agreement has a term commencing December 1, 2006 and ending March 31, 2007. During the term of the Consulting Agreement, Dr. Blumberg will provide business development and strategic consulting services to the Company in order to promote and execute upon the Company’s business development activities.

During the term of the Consulting Agreement, Dr. Blumberg will be paid a consulting fee of $25,000 per month for his services to the Company. Pursuant to the terms of the Consulting Agreement, Dr. Blumberg will receive stock options to purchase an aggregate of 700,000 shares of common stock of the Company at an exercise price equal to the closing price per share of the Company’s common stock on December 18, 2006, which is the date of grant. The first 200,000 stock options will become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. The remaining 500,000 stock options (the “Performance Options”) will become exercisable in the event that the closing price for shares of common stock of the Company exceeds $6.60 per share (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions of the Company’s common stock) for a period of 30 consecutive trading days prior to December 31, 2011. In the event of a Change in Control of the Company (as defined in the Consulting Agreement), the Performance Options will become exercisable in full as of the date of the Change in Control. The stock options were granted outside of the Company’s equity incentive plans but are nevertheless subject to the terms and conditions of the Company’s 2001 Stock Incentive Plan.

This description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Resignation of Jeffrey J. Langan as President, Chief Executive Officer and Director

On December 15, 2006, Jeffrey J. Langan resigned from his positions as President and Chief Executive Officer and as a director of the Company. Mr. Langan’s resignation as a director is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but rather due to a disagreement with the Board of Directors regarding strategic direction of the Company.

In connection with Mr. Langan’s resignation, the Company entered into a separation agreement with Mr. Langan dated December 15, 2006 (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Langan is entitled to receive, as severance pay, regular installments of his salary during the period from the date of separation until April 13, 2007 (the “Payment Period”). Under the terms of the Separation Agreement, Mr. Langan also is entitled to continue receiving healthcare benefits during the Payment Period.

Under the terms of the Separation Agreement the following options to purchase shares of the Company’s common stock held by Mr. Langan will continue to become exercisable in accordance with their terms and thereafter will remain exercisable in accordance with their original terms: (i) stock options originally granted to Mr. Langan in connection with his appointment as Chief Executive Officer to purchase 200,000 shares of the Company’s common stock at $2.49 per share, 100,000 of which become exercisable on January 13, 2007 and 100,000 of which become exercisable on April 13, 2007 (the “Surviving Employee Options”), (ii) stock options originally granted to Mr. Langan in connection with his service as a director of the Company to purchase 138,750 shares of the Company’s common stock at $0.30 per share, 46,250 of which are currently exercisable and 46,250 of which become exercisable on each of September 19, 2007 and 2008 (the “2005 Director Options”), and (iii) stock options originally granted to Mr. Langan in connection with his service as a director to purchase 30,000 shares of the Company’s common stock at $2.90 per share, 10,000 of which become exercisable on each of October 30, 2007, 2008 and 2009 (the “2006 Director Options”). The Surviving Employee Options, the 2005 Director Options and the 2006 Director Options will be governed by the terms and conditions of the Company’s 2001 Stock Incentive Plan. All other stock options granted to Mr. Langan were cancelled and forfeited effective on the Separation Date.

As a result of the Separation Agreement, certain provisions of the Employment Agreement between Mr. Langan and the Company addressing his term of employment, performance standards, compensation and benefits, termination and the effect of a change of control of the Company, which agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, were terminated effective on the Separation Date.

This description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2006.

Appointment of Robert Khederian as Interim President and Chief Executive Officer

In connection with Mr. Langan’s resignation, Robert Khederian, currently a director of the Company, has been appointed Interim President and Chief Executive Officer of the Company, effective immediately upon Mr. Langan’s resignation. Mr. Khederian will receive no additional compensation from the Company as a result of this appointment and will continue to receive compensation as a non-employee director of the Company in accordance with the Company’s practices. Mr. Khederian will cease to serve as a member of the Company’s Compensation Committee during the period when he serves as the Company’s Interim President Chief Executive Officer.

Mr. Khederian, age 54, has served as the Company’s lead independent director since April 2005. Mr. Khederian is the Chairman of Belmont Capital Partners, LLC, a venture capital firm he founded in 1996. From 1984 through 1996, Mr. Khederian served as Chairman of Medical Specialties Group, Inc., a nationwide distributor of medical products he founded. Since 1998, Mr. Khederian has been Chairman and founder of Provident Corporate Finance LLC, an investment banking firm based in Boston. Mr. Khederian is also a director of Inverness Medical Innovations, Inc. and is a member of its Audit and Compensation Committees.

Appointment of Ali Haghighi-Mood as Executive Vice President, Chief Operating Officer and Chief Technology Officer

Effective December 14, 2006, Ali Haghighi-Mood was appointed as Executive Vice President, Chief Operating Officer and Chief Technology Officer of the Company. Mr. Haghighi-Mood, age 46, previously served as the Company’s Vice President, Operations, Research and Development since July 2003. From January 2002 to July 2003, he served as the Company’s Director of Research and has worked in the Company’s research and development department since January 1997. Dr. Haghighi-Mood is the holder of several patents covering the Company’s Microvolt T-Wave Alternans technology including its proprietary Analytic Spectral Method for the measurement of T-wave Alternans.

In connection with his new appointment, Mr. Haghighi-Mood will receive an annual salary equal to $225,000. On December 15, 2006, the Company granted Mr. Haghighi-Mood stock options to purchase 700,000 shares of common stock at an exercise price of $3.30, the closing price per share of the Company’s common stock on the date of grant. The options become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.

The Company has fixed the amount of Mr. Haghighi-Mood’s bonus for the fiscal year ending December 31, 2006 at $36,000. This bonus will be paid to Mr. Haghighi-Mood on or before December 31, 2006. The Company also has agreed that the Severance Agreement dated September 17, 2003 between the Company and Mr. Haghighi-Mood shall be amended to increase the period during which Mr. Haghighi-Mood will be entitled to severance pay in the event that his employment is terminated by the Company without Cause (as defined in the Severance Agreement) from six months to twelve months.

Retention Agreement with Roderick de Greef

Also in connection with Mr. Langan’s resignation, the Company has entered into an agreement with Roderick de Greef, its Chief Financial Officer, effective December 12, 2006 (the “Retention Agreement”), in order to induce his continued employment with the Company and service as the Company’s Chief Financial Officer.

Under the terms of the Retention Agreement, if Mr. de Greef continues to serve as the Company’s Chief Financial Officer until March 31, 2007 (the “Retention Period”) and resigns from the Company following the expiration of the Retention Period, he will be entitled to receive a severance payment equal to $90,000 payable in a lump sum payment, subject to his delivery of an irrevocable general release of the Company, and also will be entitled to continue receiving healthcare benefits for a period of six months from the date of termination of employment.

If Mr. de Greef resigns from the Company after March 31, 2007 but before October 3, 2007, the stock options granted to him on October 3, 2005 at an exercise price of $0.26 per share will become exercisable immediately with respect to 41,667 of the 83,333 shares that would have become exercisable on October 3, 2007. In the event that Mr. de Greef resigns from the Company after March 31, 2007 but prior to June 1, 2007, the stock options granted to him on June 1, 2006 at an exercise price of $1.87 per share will become exercisable immediately with respect to 41,667 of the 50,000 shares that would have become exercisable on June 1, 2007.

If Mr. de Greef’s employment is terminated by the Company without Cause (as defined in the Severance Agreement dated October 3, 2005 between the Company and Mr. de Greef) on or before April 1, 2007, he will be entitled to receive, in lieu of the benefits set forth in the Severance Agreement, the retention benefits described above and also will be entitled to receive regular installments of this salary during the Retention Period. Except as modified by the Retention Agreement, the Severance Agreement remains in full force and effect.

The Company has fixed the amount of Mr. de Greef’s bonus for the fiscal year ending December 31, 2006 at $25,667 payable on or before December 31, 2006.

This description of the Retention Agreement is qualified in its entirety by reference to the Retention Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: December 18, 2006	By:	/s/ Robert Khederian
Robert Khederian, Interim Chief Executive Officer